UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2021
Commission File Number: 001-38465
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DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)
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Delaware			91-2183967
(State or Other Jurisdiction of Incorporation)			(I.R.S. Employer Identification Number)

221 Main St.	Suite 1550	San Francisco	California	94105
(Address of Principal Executive Offices) (Zip Code)

(415) 489-4940
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DOCU	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 2, 2021, DocuSign, Inc. (the “Company”) reported financial results for the three and nine months ended October 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed incorporated by reference into any registration statement or other filing with the Securities and Exchange Commission made by the Company, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Sheridan’s employment, most recently as the Company’s President, International and previously as the Company’s Chief Financial Officer for five years, has ended effective November 30, 2021 (the “Separation Date”).

On November 29, 2021, Mr. Sheridan and the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”). Pursuant to the Separation Agreement and in accordance with the terms of Mr. Sheridan’s Amended and Restated Offer Letter with the Company, dated April 11, 2018 (the “Retention Agreement”) under the section captioned ‘Severance Benefits,’ Mr. Sheridan will be entitled to receive (i) a lump sum payment equal to six months of Mr. Sheridan’s current base salary (the “Cash Severance”) plus 50% of his on-target earnings under the Company’s annual bonus program (the “Bonus Severance”), (ii) continuation of health benefits for six months following his Separation Date, (iii) acceleration of vesting of the restricted stock units (“RSUs”) held by Mr. Sheridan in an amount equal to the number of shares subject to the RSUs that would have been vested had Mr. Sheridan remained in Continuous Service (as defined in the applicable RSU agreements) up to (and including) May 30, 2022 (the “Vesting Acceleration Date”) and (iv) pro rata vesting under the performance stock units (“PSUs”) awarded to Mr. Sheridan based on the length of Mr. Sheridan’s service during the applicable performance period (measured from the beginning of the applicable performance period through the Vesting Acceleration Date), and based on the Company’s actual achievement of the applicable performance goals. In exchange for such benefits, Mr. Sheridan provided the Company with a general release of claims. In the event of a Change of Control (as defined in Mr. Sheridan’s Retention Agreement) prior to February 28, 2022, provided Mr. Sheridan delivers a general release of claims and a covenant not to sue, Mr. Sheridan will be entitled to receive (i) a lump sum payment equal to $425,000 less the aggregate amount of the Cash Severance and Bonus Severance, (ii) continuation of health benefits extended to 12 months following his Separation Date, (iii) acceleration of vesting of all the then-unvested RSUs held by Mr. Sheridan and (iv) full (non-prorated) vesting under the PSUs based on the Company’s actual achievement of the applicable performance goals. In the event of a Change of Control (as defined in Mr. Sheridan’s Retention Agreement) following February 28, 2022, Mr. Sheridan’s PSUs will be subject to ratable vesting in accordance with the applicable PSU award agreements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated December 2, 2021 concerning financial results
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 2, 2021

DOCUSIGN, INC.

By:	/s/ Cynthia Gaylor
Cynthia Gaylor
Chief Financial Officer
(Principal Accounting and Financial Officer)